UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On July 1, 2015, WellCare Health Plans, Inc. (the “Company”) received from the Commonwealth of Kentucky, Cabinet for Health and Family Services, Division of Medicaid Services (the “Division”) an executed Contract for Medicaid Managed Care Services (the “2015 Kentucky Medicaid Contract”). The 2015 Kentucky Medicaid Contract is between the Division and WellCare Health insurance Company of Kentucky, Inc. (d/b/a WellCare of Kentucky, Inc.), a wholly-owned subsidiary of the Company (“WellCare of Kentucky”).
The 2015 Kentucky Medicaid Contract will govern the services WellCare of Kentucky will provide to Medicaid beneficiaries across the Commonwealth. The 2015 Kentucky Medicaid Contract replaces in its entirety the Amended Managed Care Contract dated October 1, 2013, between the Division and WellCare of Kentucky as well as the parties’ 2013 contract pursuant to which WellCare of Kentucky served members in Region 3 (collectively, the “Prior Contracts”). Pursuant to the 2015 Kentucky Medicaid Contract, WellCare of Kentucky will offer Medicaid managed care services to eligible beneficiaries in all of Kentucky’s Medicaid regions.
The current term of the Prior Contracts expired June 30, 2015. The 2015 Kentucky Medicaid Contract is effective July 1, 2015, with an initial term expiring on June 30, 2016. The 2015 Kentucky Medicaid Contract can be renewed for up to four additional one year terms upon the mutual agreement of the parties, potentially extending it through June 30, 2020.
The 2015 Kentucky Medicaid Contract contains terms and conditions typical of contracts of this type, such as requirements of WellCare of Kentucky regarding:

•	the health care services required to be provided for its members;

•	provider access standards and its provider network generally;

•	member and provider services;

•	grievances and appeals;

•	a quality improvement program;

•	utilization management;

•	its management information system;

•	reporting to the Division; and

•	expected levels of performance.

More specifically, and among other things, the 2015 Kentucky Medicaid Contract:

•	establishes the capitation rates payable to WellCare of Kentucky, which vary based on the member’s demographic information (age, gender, eligibility category and region of residence);

•	imposes on WellCare of Kentucky premium assessments under Kentucky Revised Statutes section 304.17B-021;

•	establishes an incentive program based on the plan’s Health Care Effectiveness Data and Information Set (HEDIS) results; and

•	defines the fees and other penalties assessable against WellCare of Kentucky for failure to perform to expected levels.

In addition to the above, effective July 1, 2015, the 2015 Kentucky Medicaid Contract requires that WellCare of Kentucky maintain an annual minimum medical loss ratio for its members. Until January 1, 2017, WellCare of Kentucky’s members who are eligible pursuant to Medicaid expansion under the Patient Protection and Affordable Care Act (“Expansion Members”) will not be included in the minimum medical loss ratio calculation. Instead, each calendar year for the period of January 1, 2014, through December 31, 2016, payments received by WellCare of Kentucky for Expansion Members are subject to a risk corridor adjustment.
The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the 2015 Kentucky Medicaid Contract. The Company anticipates filing the complete text of the 2015 Kentucky Medicaid Contract as an exhibit to its Quarterly Report on Form 10-Q for the period ending June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2015	WELLCARE HEALTH PLANS, INC. /s/ Blair. W. Todt
Blair W. Todt
Senior Vice President, Chief Legal and Administrative Officer and Secretary